Exhibit 99.1

Monroe Capital Corporation BDC Announces Second Quarter 2019 Results

CHICAGO, IL, August 6, 2019 -- Monroe Capital Corporation (Nasdaq: MRCC) (“Monroe”) today announced its financial results for the second quarter ended June 30, 2019.

Except where the context suggests otherwise, the terms “Monroe,” “we,” “us,” “our,” and “Company” refer to Monroe Capital Corporation.

Second Quarter 2019 Financial Highlights

•	Net investment income of $7.1 million, or $0.35 per share

•	Adjusted Net Investment Income (a non-GAAP measure described below) of $7.1 million, or $0.35 per share

•	Net increase in net assets resulting from operations of $4.0 million, or $0.20 per share
•	Net asset value (“NAV”) of $255.9 million, or $12.52 per share

•	Paid quarterly dividend of $0.35 per share on June 28, 2019

•	Current annual cash dividend yield to shareholders of approximately 12.4% (1)

(1) Based on an annualized dividend and closing share price as of August 5, 2019.

Chief Executive Officer Theodore L. Koenig commented, “We are pleased to report another quarter of consistent net investment income, with Adjusted Net Investment Income of $0.35 per share, representing the 21st straight quarter where per share Adjusted Net Investment Income met or exceeded our quarterly per share dividend. We have also made our 27th consecutive quarterly dividend payment to our shareholders. As of quarter end, our portfolio totaled $630.8 million in investments at fair value, which represented a $33.9 million increase in the portfolio during the second quarter, or about a 6% increase. Portfolio growth during the quarter was funded primarily utilizing the available capital under our revolving credit facility. We would expect to continue to selectively grow our portfolio, including utilizing additional leverage capacity available to us under our revolving credit facility. We would expect recent and continued portfolio growth to positively contribute to our earnings in future quarters.”

Monroe Capital Corporation is a business development company affiliate of the award winning private credit investment firm and lender, Monroe Capital LLC.

Selected Financial Highlights

(in thousands, except per share data)

	June 30, 2019	March 31, 2019
Consolidated Statements of Assets and Liabilities data:	(unaudited)
Investments, at fair value	$630,804	$596,945
Total assets	$668,563	$628,514
Net asset value	$255,888	$259,052
Net asset value per share	$12.52	$12.67

	For the quarter ended
	June 30, 2019	March 31, 2019
Consolidated Statements of Operations data:	(unaudited)
Net investment income	$7,073	$7,074
Adjusted net investment income (1)	$7,090	$7,067
Net gain (loss)	$(3,081)	$367
Net increase (decrease) in net assets resulting from operations	$3,992	$7,441

Per share data:
Net investment income	$0.35	$0.35
Adjusted net investment income (1)	$0.35	$0.35
Net gain (loss)	$(0.15)	$0.01
Net increase (decrease) in net assets resulting from operations	$0.20	$0.36

(1)	See Non-GAAP Financial Measure – Adjusted Net Investment Income below for a detailed description of this non-GAAP measure and a reconciliation from net investment income to Adjusted Net Investment Income. The Company uses this non-GAAP financial measure internally in analyzing financial results and believes that this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends for the Company.

Portfolio Review

The Company had debt and equity investments in 87 portfolio companies, with a total fair value of $630.8 million as of June 30, 2019, as compared to debt and equity investments in 80 portfolio companies, with a total fair value of $596.9 million, as of March 31, 2019. The Company’s portfolio consists primarily of first lien loans, representing 89.9% of the portfolio as of June 30, 2019, and 89.8% of the portfolio as of March 31, 2019. As of June 30, 2019, the weighted average contractual and effective yield on the Company’s debt and preferred equity investments was 9.9% and 9.9%, respectively, as compared to the weighted average contractual and effective yield of 9.9% and 10.0%, respectively, as of March 31, 2019. Portfolio yield is calculated only on the portion of the portfolio that has a contractual coupon and therefore does not account for dividends on equity investments (other than preferred equity).

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Financial Review

Net investment income and Adjusted Net Investment Income for the quarter ended June 30, 2019 totaled $7.1 million, or $0.35 per share, consistent with the results for the quarter ended March 31, 2019. The Company believes that Adjusted Net Investment Income is a consistent measure of the Company’s earnings. See Non-GAAP Financial Measure – Adjusted Net Investment Income discussion below. Investment income for the quarter ended June 30, 2019 totaled $16.7 million, compared to $16.2 million for the quarter ended March 31, 2019. The $0.5 million increase during the quarter was primarily the result of an increase in interest income (including payment-in-kind interest income), primarily due to a larger average investment portfolio size during the quarter. This increase was partially offset by a decrease in fee income. Total expenses, net of incentive fee waiver, for the quarter ended June 30, 2019 totaled $9.6 million, compared to $9.1 million for the quarter ended March 31, 2019. The $0.5 million increase during the quarter was primarily driven by an increase in interest expense as a result of additional borrowings on our various financing sources (including the 2023 Notes and revolving credit facility) required to support the growth of the portfolio and an increase in base management fees due to the growth in invested assets. These increases were partially offset by a decrease in incentive fees. Incentive fees totaled $0.9 million for the quarter (net of an incentive fee waiver of $0.3 million), compared to $1.3 million (net of an incentive fee waiver of $0.3 million) for the quarter ended March 31, 2019. Incentive fees during the quarter ended June 30, 2019 were limited by $0.4 million due to the total return requirement. Please refer to the Company’s Form 10-Q for additional information of the incentive fee calculation.

Net gain (loss) was ($3.1) million for the quarter ended June 30, 2019, compared to $0.3 million for the quarter ended March 31, 2019. During the quarter the Company experienced net unrealized mark-to-market valuation decreases on certain investments in the portfolio.

Net increase (decrease) in net assets resulting from operations was $4.0 million, or $0.20 per share, for the quarter ended June 30, 2019, compared to $7.4 million, or $0.36 per share, for the quarter ended March 31, 2019. This decrease is primarily the result of a decline in certain portfolio valuations during the quarter. The Company’s NAV per share decreased to $12.52 per share at June 30, 2019 from $12.67 per share at March 31, 2019.

Liquidity and Capital Resources

At June 30, 2019, the Company had $3.0 million in cash, $23.9 million in restricted cash at Monroe Capital Corporation SBIC LP (“MRCC SBIC,” the Company’s wholly-owned SBIC subsidiary), $188.6 million of total debt outstanding on its revolving credit facility, $109.0 million of debt outstanding on its 2023 Notes, and $115.0 million in outstanding Small Business Administration (“SBA”) debentures. As of June 30, 2019, the Company had $66.4 million available for additional borrowings on its revolving credit facility.

SBIC Subsidiary

As of June 30, 2019, MRCC SBIC had $57.6 million in leverageable capital, $23.9 million in cash and $148.1 million in investments at fair value. Additionally, MRCC SBIC had $115.0 million in SBA debentures outstanding. As of June 30, 2019, the Company has fully drawn all available debentures at MRCC SBIC. The SBA debentures are long-term, fixed rate financing with the advantage of being excluded from the Company’s 150% asset coverage test under the Investment Company Act of 1940.

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MRCC Senior Loan Fund

MRCC Senior Loan Fund I, LLC (“SLF”) is a joint venture with NLV Financial Corporation (“NLV”), the parent of National Life Insurance Company. SLF invests primarily in senior secured loans to middle market companies in the United States. The Company and NLV have each committed $50.0 million of capital to the joint venture. As of June 30, 2019, the Company had made net capital contributions of $35.1 million in SLF with a fair value of $35.9 million, as compared to net capital contributions of $31.3 million in SLF with a fair value of $32.0 million at March 31, 2019. During the quarter ended June 30, 2019, the Company received an income distribution from SLF of $0.9 million, compared to the $0.8 million received during the quarter ended March 31, 2019.

As of June 30, 2019, SLF had total assets of $240.8 million (including investments at fair value of $235.6 million), total liabilities of $168.9 million (including borrowings under the $170.0 million secured revolving credit facility with Capital One, N.A. (the “SLF Credit Facility”) of $143.3 million) and total members’ capital of $71.9 million. As of March 31, 2019, SLF had total assets of $199.4 million (including investments at fair value of $189.6 million), total liabilities of $135.4 million (including borrowings under the SLF Credit Facility of $121.0 million) and total members’ capital of $64.0 million.

Non-GAAP Financial Measure – Adjusted Net Investment Income

On a supplemental basis, the Company discloses Adjusted Net Investment Income (including on a per share basis) which is a financial measure that is calculated and presented on a basis of methodology other than in accordance with generally accepted accounting principles of the United States of America (“non-GAAP”). Adjusted Net Investment Income represents net investment income, excluding the net capital gains incentive fee and excise taxes. The Company uses this non-GAAP financial measure internally in analyzing financial results and believes that this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends for the Company. The management agreement with the Company’s advisor provides that a capital gains incentive fee is determined and paid annually with respect to realized capital gains (but not unrealized capital gains) to the extent such realized capital gains exceed realized and unrealized capital losses for such year. Management believes that Adjusted Net Investment Income is a useful indicator of operations exclusive of any net capital gains incentive fee as net investment income does not include gains associated with the capital gains incentive fee.

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The following table provides a reconciliation from net investment income (the most comparable GAAP measure) to Adjusted Net Investment Income for the periods presented:

	For the quarter ended
	June 30, 2019		March 31, 2019
	Amount	Per Share Amount	Amount	Per Share Amount
	(in thousands, except per share data)
Net investment income	$7,073	$0.35	$7,074	$0.35
Net capital gains incentive fee	—	—	—	—
Excise taxes	17	—	(7)	—
Adjusted Net Investment Income	$7,090	$0.35	$7,067	$0.35

Adjusted Net Investment Income may not be comparable to similar measures presented by other companies, as it is a non-GAAP financial measure that is not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. In addition, Adjusted Net Investment Income should be considered in addition to, not as a substitute for, or superior to, financial measures determined in accordance with GAAP.

Second Quarter 2019 Financial Results Conference Call

The Company will host a webcast and conference call to discuss these operating and financial results on Wednesday, August 7, 2019 at 11:00 am ET. The webcast will be hosted on a webcast link located in the Investor Relations section of the Company’s website at http://ir.monroebdc.com/events.cfm. To participate in the conference call, please dial (877) 312-8807 approximately 10 minutes prior to the call. Please reference conference ID #5591125.

For those unable to listen to the live broadcast, the webcast will be available for replay on the Company’s website approximately two hours after the event.

For a more detailed discussion of the financial and other information included in this press release, please also refer to the Company’s Form 10-Q for the quarter ended June 30, 2019 to be filed with the Securities and Exchange Commission (www.sec.gov) on August 6, 2019.

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MONROE CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share data)

	June 30, 2019	March 31, 2019
	(unaudited)
ASSETS
Investments, at fair value:
Non-controlled/non-affiliate company investments	$533,779	$505,957
Non-controlled affiliate company investments	61,081	58,956
Controlled affiliate company investments	35,944	32,032
Total investments, at fair value (amortized cost of: $644,141 and $606,591, respectively)	630,804	596,945
Cash	2,985	4,690
Restricted cash	23,884	17,315
Unrealized gain on foreign currency forward contracts	23	—
Interest receivable	10,330	8,976
Other assets	537	588
Total assets	668,563	628,514

LIABILITIES
Debt:
Revolving credit facility	188,640	146,342
2023 Notes	109,000	109,000
SBA debentures payable	115,000	115,000
Total debt	412,640	370,342
Less: Unamortized deferred financing costs	(8,797)	(9,265)
Total debt, less unamortized deferred financing costs	403,843	361,077
Interest payable	2,681	1,932
Unrealized loss on foreign currency forward contracts	—	49
Management fees payable	2,723	2,521
Incentive fees payable	883	1,319
Accounts payable and accrued expenses	2,545	2,529
Directors' fees payable	—	35
Total liabilities	412,675	369,462
Net assets	$255,888	$259,052

ANALYSIS OF NET ASSETS
Common stock, $0.001 par value, 100,000 shares authorized, 20,445 and 20,445 shares issued and outstanding, respectively	$20	$20
Capital in excess of par value	288,911	288,911
Accumulated undistributed (overdistributed) earnings	(33,043)	(29,879)
Total net assets	$255,888	$259,052
Net asset value per share	$12.52	$12.67

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MONROE CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the quarter ended
	June 30, 2019	March 31, 2019
	(unaudited)
Investment income:
Non-controlled/non-affiliate company investments:
Interest income	$13,743	$12,830
Payment-in-kind interest income	115	98
Dividend income	13	13
Fee income	60	569
Total investment income from non-controlled/non-affiliate company investments	13,931	13,510
Non-controlled affiliate company investments:
Interest income	767	923
Payment-in-kind interest income	1,146	956
Total investment income from non-controlled affiliate company investments	1,913	1,879
Controlled affiliate company investments:
Dividend income	875	770
Total investment income from controlled affiliate company investments	875	770
Total investment income	16,719	16,159

Operating expenses:
Interest and other debt financing expenses	5,107	4,354
Base management fees	2,723	2,521
Incentive fees	1,168	1,600
Professional fees	272	289
Administrative service fees	319	347
General and administrative expenses	285	227
Excise taxes	17	(7)
Directors' fees	40	35
Expenses before incentive fee waiver	9,931	9,366
Incentive fee waiver	(285)	(281)
Total expenses, net of incentive fee waiver	9,646	9,085

Net investment income	7,073	7,074

Net gain (loss):
Net realized gain (loss):
Non-controlled/non-affiliate company investments	35	—
Foreign currency forward contracts	2	(8)
Foreign currency and other transactions	(1)	(1)
Net realized gain (loss)	36	(9)

Net change in unrealized gain (loss):
Non-controlled/non-affiliate company investments	(2,749)	2,288
Non-controlled affiliate company investments	(1,054)	(1,754)
Controlled affiliate company investments	112	323
Foreign currency forward contracts	72	(65)
Foreign currency and other transactions	502	(416)
Net change in unrealized gain (loss)	(3,117)	376

Total net gain (loss)	(3,081)	367

Net increase (decrease) in net assets resulting from operations	$3,992	$7,441

Per common share data:
Net investment income per share - basic and diluted	$0.35	$0.35
Net increase (decrease) in net assets resulting from operations per share - basic and diluted	$0.20	$0.36
Weighted average common shares outstanding - basic and diluted	20,445	20,445

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Additional Supplemental Information:

The composition of the Company’s investment income was as follows (in thousands):

	For the quarter ended
	June 30, 2019	March 31, 2019

Interest income	$14,026	$13,214
Payment-in-kind interest income	1,261	1,054
Dividend income	888	783
Fee income	60	569
Prepayment gain (loss)	91	113
Accretion of discounts and amortization of premiums	393	426
Total investment income	$16,719	$16,159

The composition of the Company’s interest expense and other debt financing expenses was as follows (in thousands):

	For the quarter ended
	June 30, 2019	March 31, 2019

Interest expense - revolving credit facility	$2,092	$1,895
Interest expense - 2023 Notes	1,566	1,056
Interest expense - SBA debentures	981	970
Amortization of deferred financing costs	468	433
Total interest and other debt financing expenses	$5,107	$4,354

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ABOUT MONROE CAPITAL CORPORATION

Monroe Capital Corporation is a publicly-traded specialty finance company that principally invests in senior, unitranche and junior secured debt and, to a lesser extent, unsecured debt and equity investments in middle-market companies. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation. The Company’s investment activities are managed by its investment adviser, Monroe Capital BDC Advisors, LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and an affiliate of Monroe Capital LLC. To learn more about Monroe Capital Corporation, visit www.monroebdc.com.

ABOUT MONROE CAPITAL LLC

Monroe Capital LLC (“Monroe”) is a private credit asset management firm specializing in direct lending and opportunistic private credit investing. Since 2004, the firm has provided private credit solutions to borrowers in the U.S. and Canada. Monroe’s middle market lending platform provides debt financing to businesses, special situation borrowers, and private equity sponsors. Investment types include cash flow, enterprise value and asset-based loans; unitranche financings; and equity co-investments. Monroe is committed to being a value-added and user-friendly partner to business owners, senior management, and private equity and independent sponsors. The firm is headquartered in Chicago and maintains offices in Atlanta, Boston, Los Angeles, New York, and San Francisco.

Monroe has been recognized by Creditflux as the 2019 Best U.S. Direct Lending Fund; Private Debt Investor as the 2018 Lower Mid-Market Lender of the Year; Mergers & Acquisitions as the 2018 Lender of the Year; Global M&A Network as the 2018 Small Middle Markets Lender of the Year; M&A Advisor as the 2016 Lender Firm of the Year; and the U.S. Small Business Administration as the 2015 Small Business Investment Company (SBIC) of the Year. For more information, please visit www.monroecap.com.

FORWARD-LOOKING STATEMENTS
This press release may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

SOURCE: Monroe Capital Corporation

Investor Contact:	Aaron D. Peck
Chief Investment Officer and Chief Financial Officer
Monroe Capital Corporation
(312) 523-2363
Email: apeck@monroecap.com

Media Contact:	Caroline Collins
BackBay Communications
(617) 963-0065
Email: caroline.collins@backbaycommunications.com

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